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                                                               EXHIBIT 99.1



MILLENNIUM RAISES $350 MILLION IN CONVERTIBLE
SUBORDINATED DEBT PLACEMENT


CAMBRIDGE, Mass., January 14, 2000 -- Millennium Pharmaceuticals, Inc. (Nasdaq:
MLNM) today announced the sale of $350 million of Convertible Subordinated Notes, with an additional $50 million over-allotment option, due January 15, 2007, through a Rule 144A offering to qualified institutional buyers. The offering is expected to close on January 20, 2000. These Notes are convertible into Millennium common stock at a price equal to $168.28 per share, subject to adjustment in certain circumstances, which represents a 25 percent premium over yesterday's closing price of $134.625. The Notes bear an interest rate of 5.5 percent per annum, have a seven-year term, and can be redeemed by Millennium at any time after January 15, 2003. Pursuant to a registration rights agreement, Millennium has agreed to file a registration statement for the resale of the Notes and the common stock issuable upon conversion of the Notes within 90 days after the closing of the offering.

The proceeds of the anticipated offering will be used for working capital and other general corporate purposes, including financing the Company's growth, developing products and technologies, conducting preclinical testing and clinical trials, and capital expenditures made in the ordinary course of business. The Company may also use a portion of the net proceeds to fund acquisitions of complementary businesses, products, or technologies.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities.

The Notes and the common stock issuable upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act. Unless so registered, the Notes and the common stock issuable upon conversion of the Notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

Millennium, a leading drug discovery and development company, employs large-scale genetics, genomics, high throughput screening and informatics in an integrated science and technology platform. The Company is applying this platform to integrate the initial discovery of disease-related genes, the development of drugs specific for these diseases and the management of patients affected by these diseases. Headquartered in Cambridge, Massachusetts, Millennium and its affiliates currently employ more than 1,000 people.



THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED IN SUCH FORWARD LOOKING STATEMENTS INCLUDE UNCERTAINTIES RELATING TO THE ABILITY OF THE COMPANY TO COMPLETE THE SALE OF THE NOTES, THE ABILITY OF THE COMPANY TO EFFECTIVELY USE THE PROCEEDS FROM THE SALE OF THE NOTES, UNANTICIPATED DIFFICULTIES AND DELAYS RELATING TO GENE IDENTIFICATION, DRUG DISCOVERY AND CLINICAL DEVELOPMENT PROCESSES; MILLENNIUM'S ABILITY TO SUCCESSFULLY


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INTEGRATE THE OPERATIONS OF LEUKOSITE, INC.; CHANGES IN RELATIONSHIPS WITH
STRATEGIC PARTNERS AND DEPENDENCE UPON STRATEGIC PARTNERS FOR THE PERFORMANCE OF CRITICAL ACTIVITIES UNDER COLLABORATIVE AGREEMENTS; THE IMPACT OF COMPETITIVE PRODUCTS AND TECHNOLOGICAL CHANGES; UNCERTAINTIES RELATING TO PATENT PROTECTION AND REGULATORY APPROVAL; AND UNCERTAINTIES RELATING TO THE ABILITY OF MILLENNIUM AND ITS AFFILIATES TO OBTAIN SUBSTANTIAL ADDITIONAL FUNDS REQUIRED FOR PROGRESS IN DRUG DISCOVERY AND DEVELOPMENT. THE FACTORS THAT COULD AFFECT THE PERFORMANCE OF MILLENNIUM ARE MORE FULLY DESCRIBED IN FILINGS BY MILLENNIUM WITH THE SECURITIES AND EXCHANGE COMMISSION INCLUDING BUT NOT LIMITED TO THE FACTORS SET FORTH UNDER THE HEADING "RISK FACTORS" IN THE REGISTRATION STATEMENT ON FORM S-4 FILED BY MILLENNIUM WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 5, 1999.






















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